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                       WEI ACQUISITION CO.

                         Trade Creditors



            ________________________________________


          INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

            ________________________________________



                  Dated as of January 31, 1997


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
                        TABLE OF CONTENTS

                                                          Page

SECTION 1    DEFINITIONS . . . . . . . . . . . . . . . . . .2
             1.1   Defined Terms . . . . . . . . . . . . . .2
             1.2   Other Definitional Provisions . . . . . .3

SECTION 2    THE COLLATERAL AGENT. . . . . . . . . . . . . .3
             2.1   Appointment . . . . . . . . . . . . . . .3
             2.2   Control by the Collateral
                   Agent and Required Trade
                   Creditors . . . . . . . . . . . . . . . .4

SECTION 3   NEW TRADE CREDITORS . . . . . . . . . . . . . . 5

SECTION 4   MANNER OF DISTRIBUTIONS . . . . . . . . . . . . 5
            4.1   Distributions of Proceeds Upon
                  Exercise of Remedies. . . . . . . . . . . 5

SECTION 5   RELEASE OF COLLATERAL; TERMINATION
            OF SECURITY AGREEMENT. . . . . . . . . . . . . .6

SECTION 6  CONCERNING THE COLLATERAL AGENT. . . .  . . . . .7
           6.1   Absence of Duties Not Specified, etc. . .  7
           6.2   Reliance by Collateral Agent. . .. .  ..  .7
           6.3   Default Notices . . . . . . . . . . . . . .8
           6.4   Rights to Conduct Ordinary Business.. . . .8
           6.5   Failure to Act. . . . . . . . . . . . . . .8
           6.6   Resignation or Removal of Collateral
                 Agent. . . . . . . . . . . . . . . . . .. .8
           6.7   Additional or Separate Agents . . . . . .. 9

SECTION 7  COVENANTS OF THE COMPANY. . . . . . . . . . . . .9
           7.1   Payment of Expenses and Taxes . . . . . . .9
           7.2   Indemnity . . . . . . . . . . . . . . . . 10
           7.3   Additional Secured Obligations . . . . .  10
           7.4   Survival. . . . . . . . . . . . . . .. .  10

SECTION 8  MISCELLANEOUS . . . . . . . . . . . . . . . . . 10
           8.1   Indemnification . . . . . . . . . . . . . 10
           8.2   Expenses as Obligations . . . . . . . .. .11
           8.3   Governing Law . . . . . . . . . . . . . ..11
           8.4   Survival of Representations,
                 Warranties and Covenants. . . . . . . . . 11
           8.5   Counterparts. . . . . . . . . . . . . . . 11
           8.6   Successors and Assigns. . . . . . . . . ..11
           8.7   Table of Contents and Headings. . . . . . 11
           8.8   WAIVER OF JURY TRIAL. . . . . . . . . . . 11
           8.9   Severability. . . . . . . . . . . . . . . 12
          8.10  Entire Agreement. . . . . .. .. . . .  ..  12
          8.11  Amendments, Etc.. . . . . . . . . . . . . .12
          8.12  Waiver. . . . . . . . . . . . . . . . . . .12
          8.13  Notices and Distribution. . . . . . . . . .12
          8.14  Benefit of Covenants. . . . . . . . . . .. 13

          INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT


       INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (the "Agreement"), dated as of January 31, 1997, among WEI ACQUISITION CO., a Delaware corporation (which will change its name to Wherehouse Entertainment, Inc.) (the "Company"), each of the TRADE CREDITORS listed on the signature pages hereof (the "Trade Creditors"), and UNITED STATES TRUST COMPANY
OF NEW YORK, in its capacity as collateral agent for the Trade Creditors. Capitalized terms used herein without other definition have the respective meanings assigned or referred to in Section 1.


                      W I T N E S S E T H:


        WHEREAS, WEI Acquisition Co. ("Borrower") has acquired substantially all of the assets of Wherehouse Entertainment, Inc. and WEI Holdings, Inc., debtors and debtors-in- possession, Delaware corporations ("Sellers") pursuant to that certain Asset Purchase Agreement dated January 31, 1997 between Borrower and Sellers (the "Asset Purchase Agreement"). The terms of the Asset Purchase Agreement have been approved pursuant to the terms of the Confirmation Plan and the Confirmation Order (as hereinafter defined); and

       WHEREAS, Borrower and the Trade Creditors have entered into certain agreements, documents and instruments pursuant to which the Trade Creditors have agreed to extend certain trade financing to Borrower on the terms and conditions set forth therein and, as a condition to such trade financing, Borrower has granted security interests in certain Collateral to the Collateral Agent for the benefit of the Trade Creditors pursuant to that certain Security Agreement of even date herewith (the "Security Agreement"); and

      WHEREAS, Congress Financial Corporation (Western) ("Congress") and Borrower have entered into various agreements, including that certain Loan and Security Agreement and other agreements, documents and instruments, of even date herewith, as amended or modified from time to time
(collectively, the "Senior Loan Agreement"), pursuant to which Congress has agreed to extend certain loans and financial accommodations to Borrower, and, as a condition to such facility, Borrower has granted security interests in certain Collateral to Congress; and

       WHEREAS, the Collateral Agent, the Trade Creditors and Congress have entered into that certain Intercreditor and Subordination Agreement, of even date herewith (the "Congress Intercreditor Agreement") relating to the parties' respective interests in Collateral of Borrower; and

       WHEREAS, the Trade Creditors desire to approve the Collateral Agent and agree upon the parties' respective rights in and to the Collateral, subject to the security interest of the Collateral Agent.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                            SECTION 1

                           DEFINITIONS

        1.1 Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Security Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

       "Accelerated Secured Principal" shall mean any Secured Principal which shall have been declared or become due and payable prior to its scheduled maturity because of an Event of Default.

       "Affiliate" of any Person shall mean such Person, any subsidiary of such Person, and any entity directly or indirectly controlled by or under common control with such Person, including without limitation any entity in which such Person holds, directly or indirectly, 20% or more of the voting securities or other equity interests.

       "Agreement" shall mean this Intercreditor and Collateral Agency Agreement, including all and any amendments hereto and modifications hereof and all schedules and exhibits hereto and thereto.

       "Acceptance Instrument" shall mean an agreement entered into by a prospective Secured Creditor substantially in the form of Exhibit A hereto.

       "Business Day" shall mean each day other than Saturdays, Sundays and each day on which national banking institutions in California are permitted or required to be closed.

       "Collateral Agent" shall mean United States Trust Company of New York, solely in its role as collateral agent for the Trade Creditors under this Agreement, or any successor collateral agent hereunder.

       "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

       "Confirmation Order" means the Findings of Fact, Conclusions of Law and Order Confirming Debtors' First Amended Chapter 11 Plan Under Chapter 11 of the Bankruptcy Code dated January 7, 1997 and entered in the Bankruptcy Case.

        "Confirmation Plan" means the Debtors' First Amended Chapter 11 Plan in the Bankruptcy Case, dated September 26, 1996, as revised for Technical Corrections on October 4, 1996 and Supplemental Amendments on December 2, 1996 and December 13, 1996.

         "Congress Intercreditor Agreement" shall have the meaning set forth in the recitals.

          "Event of Default" shall mean any event or condition which, under the terms of any agreement with a Trade Creditor, allows such Trade Creditor to accelerate the obligations of the Company thereunder.

          "Indemnified Liabilities" shall have the meaning set forth in
Section 9.3 hereof.

          "Lien" shall mean any mortgage, lien, pledge, charge, lease, claim, security interest or encumbrance of any kind, including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Obligations" shall mean all obligations and liabilities of the Company the payment or performance of which is secured or is purported to be secured under the Security Agreement.

           "Person" shall mean any individual, corporation, partnership, trust, joint venture, unincorporated association or other enterprise or any government or any agency, instrumentality or political subdivision thereof.

           "Required Trade Creditors" shall mean Trade Creditors that have extended trade credit in a principal amount at least equal to 66.6% in dollar amount of the aggregate trade credit then extended by all Trade Creditors.

           "Security Agreement" shall have the meaning set forth in the recitals.

           "Secured Principal" shall mean at any time the principal amount of trade credit extended by the Trade Creditors.

            1.2   Other Definitional Provisions.

            (a) Definitions hereunder shall be equally applicable to the singular and plural forms of the terms defined.

            (b) The words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation" unless the context otherwise requires.

             (c) References to any Person shall include a reference to such Person's permitted successors and assigns.


                            SECTION 2

                      THE COLLATERAL AGENT

             2.1 Appointment. The Trade Creditors appoint and authorize United States Trust Company of New York (or its successor as appointed hereunder) to act as collateral agent hereunder with such powers as are specifically granted to the Collateral Agent by the terms of this Agreement or by the Security Agreement. The Collateral Agent accepts the appointment contained in the preceding sentence and agrees to serve as "Collateral Agent" hereunder and as "Secured Party" under the Security Agreement. The Collateral Agent shall be entitled to all of the benefits and immunities set forth herein.

            2.2   Control by the Collateral Agent and Required Trade
Creditors.

            (a)   Subject to the provisions of this Section 2.2 and of
Section 6.5 hereof and the Congress Intercreditor Agreement, the Collateral Agent shall take only those actions (i) which it is expressly required to take by the terms of this Agreement; or (ii) as it may from time to time be directed in writing by the Required Trade Creditors, such direction to be evidenced by an instrument or instruments in writing executed by the Required Trade Creditors and delivered to the Collateral Agent. Notwithstanding the provisions of clause
(ii) above, the Collateral Agent may in its discretion refrain from acting pursuant to any directions from the Required Trade
Creditors unless and until it shall have received an opinion of counsel, reasonably satisfactory to it, to the effect that such direction in not in conflict with the terms of this Agreement, the Security Agreement, the Congress Intercreditor Agreement or law. The Collateral Agent shall be under no obligation to request or obtain such an opinion of counsel and shall be fully protected if it acts or refrains from acting as instructed by the Required Trade Creditors. Any action taken by or failure to act of the Collateral Agent pursuant to directions given to the Collateral Agent in accordance with this Section 2.2(a) shall be binding on all Trade Creditors.

       (b) The Collateral Agent shall maintain a list of the names and addresses for notices of all Trade Creditors and shall provide such list on request to any Trade Creditor.

      (c) Any direction by the Required Trade Creditors shall state the principal amount of trade credit extended by each such Trade Creditor providing such direction. The Company will supply to the Collateral Agent upon request a schedule of the Trade Credit then extended by each Trade Creditor and the aggregate Trade Credit then extended by all Trade Creditors, upon which the Collateral Agent shall be entitled to rely except to the extent any Trade Creditor states that its Trade Credit differs from such schedule.


                            SECTION 3

                       NEW TRADE CREDITORS

       The Company may, from time to time, request that additional trade creditors of the Company be added as Trade Creditors hereunder and entitled to the benefits of this Agreement. Such request shall be in writing delivered to the Collateral Agent and each Trade Creditor, and shall include a representation that the proposed Trade Creditor has extended to the Company open trade credit in an amount not less than $250,000. Upon receipt of such notice, and upon execution by the proposed Trade Creditor of an Acceptance Instrument and delivery thereof to the Collateral Agent, such Person shall be deemed to be a Trade Creditor for all purposes of this Agreement and the Security Agreement, and shall have all of the rights and shall be bound by all of the obligations of a Trade Creditor hereunder and a Secured Party under the Security Agreement.


                            SECTION 4

                     MANNER OF DISTRIBUTIONS

    4.1 Distributions of Proceeds Upon Exercise of Remedies. The proceeds of any collection, sale or other realization of all or any part of the Collateral, and of all proceeds of the enforcement of any Lien created under the Security Agreement, shall be applied in the following order of priority:


          FIRST: To the Collateral Agent in an amount equal to the fees, indemnities, costs and expenses incurred by the Collateral Agent in the taking of any actions required by or pursuant to this Agreement, the Security Agreement, or the Congress Intercreditor Agreement including, without limitation, reasonable compensation for and expenses of the Collateral Agent's representatives and counsel, and all charges, expenses, liabilities and advances incurred or made by the Collateral Agent whether provided for under the Security Agreement, this Agreement or otherwise;

          SECOND: To the Trade Creditors in an aggregate amount equal to the sum of the unpaid interest incurred through the date of such distribution, provided that if such proceeds (after distribution of a portion thereof as provided in paragraph FIRST of this Section 4.1) shall be insufficient to pay in full such aggregate amount owed to the Trade Creditors, then such payment shall be made to each Trade Creditor on a pro rata basis in the proportion the respective amounts of such interest owed to each Trade Creditor on such date bear to the total amount of such interest then owed;

          THIRD: To the Trade Creditors in an aggregate amount equal to the sum of the then unpaid principal amount of trade credit then extended as of the date of such distribution, provided that if such proceeds (after distribution of a portion thereof as provided in paragraphs FIRST and SECOND of this Section 4.1) shall be insufficient to pay in full such aggregate amount owed to the Trade Creditors, then such payment shall be made to each Trade Creditor on a pro rata basis in the proportion the outstanding principal amount of its Loans or the outstanding principal amount of its trade credit extended on such date bear to the total outstanding principal amount of trade credit then owed to the Trade Creditors; and

          FOURTH: Any surplus then remaining to the Company or the Person who may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     4.2  Address for Distributions.  All distributions under
Section 4.1 to be made by the Collateral Agent to any Trade Creditor shall be made to it at its address for payments set forth on the signature page hereto or in the applicable Acceptance Instrument, or as otherwise have been stated by notice in writing by such Trade Creditor to the Collateral Agent.

     4.3 Outstanding Trade Credit. Prior to making any distribution under Section 4.1 or at such other time or times as is deemed advisable in its sole discretion by the Collateral Agent, the Collateral Agent may request an officer's certificate from each Trade Creditor setting forth the aggregate amount owed to such Trade Creditor, and may request from the Company an officer's certificate setting forth the amount owed to each Trade Creditor. The Collateral Agent shall be entitled to conclusively rely on the amount provided by each Trade Creditor. If any Trade Creditor fails to provide such officer's certificate within 10 days of the request therefor, the Collateral Agent shall be entitled to rely upon the officer's certificate of the Company with respect to such Trade Creditor.


                            SECTION 5

                     RELEASE OF COLLATERAL;
                TERMINATION OF SECURITY AGREEMENT

     Except as expressly provided herein, without the prior written consent of all of the Trade Creditors, the Collateral Agent shall not consent to or permit the termination of the Lien of the Security Agreement or the release of any of the Collateral from any such Lien except for sales or returns of Collateral in the ordinary course of business. The Collateral Agent may release its Lien on all or any portion of the Collateral (i) upon the written request of the Company, which request will be provided simultaneously by the Company to each Trade Creditor; (ii) receipt by the Collateral Agent of a direction in writing by the Trade Creditors holding 66.6% of the trade credit to the Company extended by the Trade Creditors to release said Lien; and (iii) if the Collateral Agent has not received written notice from any Trade Creditor that an Event of Default has occurred and is continuing or would exist as a result of such release. In such case the Collateral Agent shall execute for recordation in public offices, at the expense of the Company, such instrument or instruments in writing as reasonably shall be requested by the Company in order to release the Lien of the Security Agreement as to, and to make clear upon public records the Company's title to, all or such portion of the Collateral under the law of any jurisdiction. After the conditions set forth in this Section 5 have been satisfied as to all of the Collateral, title to all Collateral shall vest in the Company, free and clear of any Lien of the Collateral Agent. Any direction by the Trade Creditors under this Section 5 shall comply with Section 2.2(c) hereof.


                            SECTION 6

                 CONCERNING THE COLLATERAL AGENT

     The Collateral Agent shall be entitled to the rights and privileges set forth in this Section 6.

     6.1  Absence of Duties Not Specified, etc.

     (a) The Collateral Agent (which term as used in this sentence and in Section 6.4 hereof shall include reference to its officers, directors, employees, agents, Affiliates and its Affiliates' officers, directors, employees and agent(s)) (i) shall have no duties or responsibilities except those expressly set forth in this Agreement, in the Security Agreement, and the Congress Intercreditor Agreement and shall not by reason of this Agreement, the Security Agreement or the Congress Intercreditor Agreement, be a trustee for any Trade Creditor; (ii) shall not be responsible to any Trade Creditor for any recitals, statements, representations or warranties contained in this Agreement, the Security Agreement or the Congress Intercreditor Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or the Security Agreement or the Collateral thereunder (other than the due authorization of the Collateral Agent to execute this Agreement or the Security Agreement) or for any failure by the Company or any Person other than the Collateral Agent to perform any of its obligations hereunder or thereunder; and (iii) shall not be responsible for any action taken or omitted to be taken by it hereunder, except for its own gross negligence or willful misconduct.

     (b) The Collateral Agent may consult with counsel, accountants and other skilled Persons selected by it in good faith prior to taking any act or refraining to act under this Agreement, the Security Agreement and the Congress Intercreditor Agreement, and shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountant or other skilled Person so long as such advice or opinion is within the scope of such Person's professional competence.

     (c) The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Collateral Agent except to the extent such selection is the result of gross negligence or willful misconduct of the Collateral Agent.

     (d) The obligations of the Collateral Agent hereunder are only those expressly set forth herein, in the Security Agreement and in the Congress Intercreditor Agreement. Without limiting the generality of the foregoing and subject to the provisions of
Section 2.2, the Collateral Agent shall not be required to take any action with respect to any Event of Default unless it receives a written direction from the Required Trade Creditors.

     6.2 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely conclusively upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Trade Creditors and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Trade Creditors. The Collateral Agent shall be entitled to rely conclusively upon an officer's certificate of a Trade Creditor as to the principal amount of trade credit then outstanding to that Trade Creditor and, in the absence of such certificate, shall be entitled to rely upon a certificate of an officer of the Company as to the principal amount of any such trade credit then outstanding.

     6.3 Default Notices. The Collateral Agent shall not be deemed to have knowledge of the occurrence of an Event of Default unless the Collateral Agent has received a written notice of such Event of Default from a Trade Creditor or the Company. If the Collateral Agent receives such a written notice of such Event of Default, the Collateral Agent shall give prompt notice thereof to the Trade Creditors.

     6.4 Rights to Conduct Ordinary Business. The Collateral Agent and its Affiliates may (without having to account therefor to any Trade Creditor) accept deposits from, lend money to, act as warrant, stock exchange or distribution agent for and generally engage in any kind of banking, trust or other business with the Company and any of its Affiliates as if it were not acting as the Collateral Agent.

     6.5 Failure to Act. The Collateral Agent shall in all cases be fully justified in failing or refusing to act under this Agreement, the Security Agreement and the Congress Intercreditor Agreement unless it shall have received assurances to its satisfaction from the Trade Creditors of their indemnification obligations under Section 8.1 hereof in respect of any liability and expense which may be incurred by the Collateral Agent by reason of taking or continuing to take any such action.

     6.6 Resignation or Removal of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving at least 30 days' written notice thereof to the Trade Creditors and the Company, such resignation to be effective upon the acceptance of the position of Collateral Agent by a successor Collateral Agent. The Collateral Agent may be removed at any time with or without cause by written notice from the Required Trade Creditors, and shall be so removed at any time the Collateral Agent ceases to be the Secured Party under the Security Agreement. Upon any such resignation or removal, the Required Trade Creditors shall have the right to appoint a successor Collateral Agent which shall be a bank or trust company selected by the Required Trade Creditors and, so long as no Default shall have occurred and be continuing, reasonably acceptable to the Company, if there be such an institution willing, able and legally qualified to perform the duties of the Collateral Agent hereunder upon reasonable or customary terms. If, within 90 days of notice of resignation of the Collateral Agent, a successor Collateral Agent shall not have been appointed, the Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent, and the resigning or removed Collateral Agent shall be discharged from its duties and obligations hereunder. After any resigning or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. Any successor Collateral Agent shall also be appointed as successor Secured Party under the Security Agreement.

     6.7 Additional or Separate Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Trade Creditors, or subclasses thereof, with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section
6).

     6.8 Authorization. The Collateral Agent is duly authorized to (a) act on behalf of the Trade Creditors in accordance with the terms of this Agreement, (b) execute and deliver the Security Agreement and the Congress Intercreditor Agreement and (c) perform in accordance with the terms of this Agreement, the Security Agreement and the Congress Intercreditor Agreement.


                            SECTION 7

                    COVENANTS OF THE COMPANY

     7.1  Payment of Expenses and Taxes.  The Company will:

     (a) pay or reimburse the Collateral Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, consent or waiver, supplement or modification to, this Agreement, the Security Agreement, and the Congress Intercreditor Agreement and other documents prepared in connection with this Agreement, the Security Agreement, and the Congress Intercreditor Agreement and the consummation of the transactions contemplated by this Agreement, the Security Agreement, and the Congress Intercreditor Agreement, including the fees and disbursements of counsel to the Collateral Agent, such payments or reimbursements to be made, to the extent due and payable on the date hereof and, thereafter, from time to time upon demand;

     (b) pay or reimburse the Collateral Agent on demand for all of its reasonable costs and expenses incurred in connection with the interpretation, enforcement or preservation of, or any waiver of or consent with respect to, any rights under this Agreement, the Security Agreement, and the Congress Intercreditor Agreement, including, without limitation, the fees and disbursements of counsel of the Collateral Agent;

     (c) pay, indemnify, and hold the Collateral Agent harmless on demand from any and all recording and filing fees and any and all liabilities with respect to, or resulting from, any stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Security Agreement and the Congress Intercreditor Agreement; and

     (d) pay to the Collateral Agent a fee for its services provided hereunder and under the Security Agreement as set forth on the Schedule attached hereto.

     7.2  Indemnity.   The Company shall indemnify the Collateral
Agent, the Trade Creditors, their Affiliates, and any such party's officers, directors, employees, agents, attorneys-in-fact, against any and all claims, suits, losses, penalties, demands, causes of action and judgments of any nature whatsoever and all liabilities and indebtedness of any and every kind and nature now or hereafter owing, arising, due or payable, including all costs and expenses (including, without limitation, attorneys' fees and expenses) (all of the foregoing being herein collectively called "Indemnified Liabilities"), which may be imposed on, incurred by or asserted against any of them and that in any way relate to or arise out of this Agreement, the Security Agreement and the Congress Intercreditor Agreement or the enforcement of any of the terms hereof or thereof including without limitation all amounts payable by any Trade Creditor under Section 8.1 hereof; provided, however, that the Company shall not be liable for any of the foregoing to the extent that the liability incurred by the indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or wilful misconduct of the party to be indemnified.

     7.3  Additional Secured Obligations.  All amounts payable by
Company to the Collateral Agent under this Section 7 shall constitute additional Obligations of the Company secured under the Security Agreement and payable on demand.

     7.4  Survival.  The obligations of the Company under this
Section 7 shall survive the termination of this Agreement.


                            SECTION 8

                          MISCELLANEOUS

     8.1 Indemnification. Each Trade Creditor will indemnify the Collateral Agent, its Affiliates, their respective officers, directors, employees, agents, attorneys-in-fact (to the extent not reimbursed by the Company within 10 days of demand therefor) in the proportion the then outstanding principal amount of Trade Credit extended by such Trade Creditor bears to the total outstanding principal amount of all Trade Credit for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or the Security Agreement (including, without limitation, the costs and expenses which the Company is obligated to pay to the Collateral Agent hereunder or under the Security Agreement or the enforcement of any of the terms hereof or thereof); provided, however, that no Trade Creditor shall be liable for any of the foregoing to the extent that the liability incurred by such indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of the party to be indemnified.

     8.2 Expenses as Obligations. If at any time or times hereafter the Collateral Agent incurs expenses pursuant to action taken pursuant to the provisions of this Agreement, the Security Agreement, or the Congress Intercreditor Agreement, or to intervene, file a petition, answer, complaint, motion or other pleading in any suit or proceeding relating to this Agreement, the Security Agreement, or the Congress Intercreditor Agreement or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest in or lien on any Collateral, or to enforce any rights of the Collateral Agent against any other person, firm or corporation which may be obligated to the Collateral Agent by virtue of this Agreement, the Security Agreement, or the Congress Intercreditor Agreement, or any other agreements, instruments or documents contemplated hereby by the Security Agreement now or hereafter delivered to the Collateral Agent by or for the benefit of the Debtor, then in any of such events, all of the expenses including, without limitation, reasonable attorneys' fees arising from such services and any expenses, costs and charges (including costs and expenses of servicing agents) relating to any such actions, and interest on such sums at the prevailing Interest Rate, shall become additional Obligations secured under the Security Agreement by the Collateral, payable on demand.

     8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     8.4  Survival of Representations, Warranties and Covenants.
The representations, warranties and covenants of the Company contained in this Agreement and in any of the Security Agreement shall survive the date hereof.

     8.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties thereto may execute this Agreement by signing any such counterpart.

     8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, each party that is or shall hereafter become a Trade Creditor hereunder and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations under this Agreement or the Security Agreement to any Person without the consent of the Collateral Agent and each Trade Creditor.

     8.7 Table of Contents and Headings. The table of contents to this Agreement and the headings of the various sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     8.8 WAIVER OF JURY TRIAL. THE COMPANY, THE COLLATERAL AGENT AND THE TRADE CREDITORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SECURITY AGREEMENT OR
TRANSACTIONS CONTEMPLATED THEREBY.

     8.9 Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement, or such term, provision, covenant or condition as applied to other persons, places and circumstances, as applicable, shall remain in full force and effect.

     8.10 Entire Agreement. This Agreement, the Security Agreement, and the Congress Intercreditor Agreement set forth the entire understanding among the parties with respect to the subject matter hereof and all prior agreements, contracts, promises, representations and statements between them, if any, whether written or oral, with respect thereto are merged into this Agreement.

      8.11 Amendments, Etc. Except as expressly provided in this Agreement or the Security Agreement, any provision of this Agreement may be amended only by an instrument in writing signed by the Company, the Collateral Agent and the Required Trade Creditors, and any provision of this Agreement may be waived by the Collateral Agent and the Trade Creditors, acting together; provided, however, that any amendment hereof that does not adversely affect the rights, privileges, immunities, duties or obligations of the Company, shall not require the consent of the Company.

     8.12 Waiver. No failure on the part of the Collateral Agent or any Trade Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Security Agreement, the Congress Intercreditor Agreement, any loan or any note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Security Agreement, the Congress Intercreditor Agreement, any loan or any note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     8.13 Notices and Distribution. All notices, directions and other communications provided for herein (including, without limitation, any waivers or consents under this Agreement) shall be in writing, shall be sent by telecopy, telex, personal delivery, courier or registered or certified mail, return receipt requested, addressed to the party or parties for which intended, at the address specified below its name on the signature pages hereto (or such other address as any party may designate in a notice to each other party hereto and shall be deemed to have been given when transmission is verified (if telecopied), answered back (if telexed), so delivered (if by personal delivery or courier) or five Business Days after deposit thereof, postage prepaid, in a United States Postal depository or with an authorized employee of the United States Postal Service (if by registered or certified mail, return receipt requested), in each case given or addressed as aforesaid; provided that a notice of a change of address shall not be deemed to have been given until actually received by the party hereto distributing such communication.

     8.14 Benefit of Covenants. The covenants of the Company and the Collateral Agent set forth herein are solely for the benefit of the Trade Creditors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                         WEI ACQUISITION CO.

                             /s/ Eliot Cobb
                         By:___________________________________
                      Title: VP/Treasurer


                         ALLIANCE ENTERTAINMENT CORP.

                            /s/ Christopher Joyce
                         By:___________________________________
                      Title: Executive Vice President


                         BAKER & TAYLOR, Inc.
                         By Baker & Taylor Entertainment
                            /s/ Sherry Sawyer
                         By:___________________________________
                      Title: Vice President, Finance


                         BMG MUSIC DISTRIBUTION

                            /s/ Joseph Heslin
                         By:___________________________________
                      Title: Director of Credit


                         EMI MUSIC DISTRIBUTION

                            /s/ Scott Simons
                         By:___________________________________
                      Title: Vice President, Credit


                         PARAMOUNT PICTURES

                            /s/ Gari Ann Douglass
                         By:___________________________________
                      Title: SVP Finance & Operations-Video



                         POLYGRAM GROUP DISTRIBUTION, INC.

                            /s/ Robert M. Baker
                         By:___________________________________
                      Title: VP, Credit


                         RED INC.
                            /s/ Carl A. Schnock
                              Carl A. Schnock
                         By:___________________________________
                      Title: VP-Customer Financial Relations


                         SONY MUSIC ENTERTAINMENT, INC.
                            /s/ Carl A. Schnock
                              Carl A. Schnock
                         By:___________________________________
                      Title: VP- Customer Financial Relations



                         UNIVERSAL MUSIC AND VIDEO DISTRIBUTION

                            /s/ David Durchin
                         By:___________________________________
                      Title: VP NTL Credit


                         WARNER\ELEKTRA\ATLANTIC CORP.

                             /s/ Gregory B. Askey
                         By:___________________________________
                      Title: Senior Vice President, Credit


                         UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent

                             /s/ Louis P. Young
                         By:___________________________________
                      Title: Vice President


                            EXHIBIT A

          Agreement Regarding Additional Trade Creditor

          This Agreement Regarding Additional Trade Creditor ("Agreement") is dated as of_____________, l9__ by and between _________________ ("Additional Trade Creditor") and Wherehouse Entertainment, Inc. ("Borrower"), as successor to WEI Acquisition Co .

          A. Certain of Borrower's trade creditors have entered into that certain Intercreditor and Subordination
Agreement (the "Intercreditor Agreement") dated as of January __,
1997, by and among _________________, as Collateral Agent for the trade creditors named therein ("Collateral Agent") and Congress
Financial Corporation (Western), a California corporation
("Congress").

          B. Pursuant to that certain Security Agreement dated as of January __, 1997, by and between Borrower and Collateral Agent (the "Trade Security Agreement"), Borrower granted to Collateral Agent, for the benefit of Trade Creditors (as defined therein), a lien in its sale inventory and proceeds thereof. Section ___ of the Trade Security Agreement provides that Borrower may designate additional entities as Trade Creditors entitled to the benefits of such lien granted pursuant to the Trade Security Agreement.

          C. The Trade Creditors who are parties to the Intercreditor Agreement and the Trade Security Agreement have entered into that certain [Collateral Agent Agreement] dated as of __________, 1997 pursuant to which Collateral Agent has been appointed by such Trade Creditors. Section ____ of the Collateral Agent Agreement provides that Borrower may designate additional entities as Trade Creditors for purposes of the Collateral Agent Agreement.

          D. Borrower and Additional Trade Creditor desire to add Additional Trade Creditor as a Trade Creditor for purposes of the Intercreditor Agreement, the Trade Security Agreement and the
Collateral Agent Agreement.

          NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
          Section 1.  Additional Trade Creditor acknowledges
that it has committed to extend an open line of credit to Borrower equal to $250,000 or more and Borrower acknowledges that the terms and conditions of this line of credit are acceptable to it; provided, however, that nothing herein shall obligate Additional Trade Creditor to maintain this open line of credit for any period of time and the parties acknowledge that the Additional Trade Creditor is free to adjust the terms and conditions (or eliminate) this line of credit at any time.

          Section 2. Additional Trade Creditor acknowledges that it has received copies of and agrees to be bound by the terms of the Intercreditor Agreement, the Trade Security Agreement and the Collateral Agent Agreement and appoints Collateral Agent pursuant to the terms of the Collateral Agent Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunder to duly authorize, as of the date first above written.

                             WHEREHOUSE ENTERTAINMENT, INC.

                             By:______________________________
                             Its:_____________________________


                             [ADDITIONAL TRADE CREDITOR]

                             By:______________________________
                             Its:_____________________________


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